EXHIBIT 31.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO SECURITIES EXCHANGE ACT RULE 13A-14(A) AND 15D-14(A)
I, Thomas E. Ferguson, certify that:
1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of AZZ Inc. for the quarterly period ended August 31, 2026 (the "Amendment");
2. Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Amendment No. 1 to the Quarterly Report on Form 10-Q; and
3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report.

Dated:	October 15, 2026	/s/ Thomas E. Ferguson
Thomas E. Ferguson
President and Chief Executive Officer